Exhibit B-203




                                     BYLAWS
                                       OF
                            HAWKEYE CONSTUCTION, INC.


                                   ARTICLE I.

                                  SHAREHOLDERS

Section 1.  Place.

      Shareholder's meeting shall be held at the registered office of this corporation in Portland, Multnomah County, Oregon, unless a different place shall be designated in the call and notice.

Section 2.  Annual Meeting.

      There shall be an annual meeting of the shareholders of this corporation which shall be held on the second Monday in September each year beginning with the year 1985, at which meeting there shall be elected by the shareholders of the corporation a board of not less than one nor more than four directors for the ensuing year, and at which meeting the shareholders shall transact such other business as shall properly come before them.

Section 3.  Special Meeting.

      Special meetings of the shareholders may be called by the president, a vice-president, a majority of the directors, or the holders of at least fifty percent (50%) of the outstanding shares.

Section 4.  Notices.

      Written or printed notices hall be given to each shareholder of record personally, of the time and place of each annual meeting and of the time, place and purpose of each special meeting of the shareholders at least ten (10) days prior to any such meeting, or as the equivalent and in lieu thereof, such notice may be mailed, postage prepaid, to each shareholder of record at his address as the same appears on the stock book or if it does not there appear, then at his last known address. Such notice may be given personally to one or more of the shareholders and mailed to the rest. Notice otherwise complying with the terms hereof


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may be given by prepaid telegram as the equivalent of notice by mail.

Section 5.  Quorum.

      The holders of a majority of the shares issued and outstanding, whether present, in person or by proxy, shall constitute a quorum for the transaction of any business at any meeting of the shareholders, unless a larger number is required by statute.

Section 6.  Adjourned Meetings.

      If a quorum is not present at an annual or special meeting, the shareholders present in person or by proxy, may adjourn to such time and place as may be decided upon by the holders of the majority of the tock present, and notice of such adjournment shall be given in accordance with section 4 of the Article, but if a quorum be present, adjournment may be taken from day to day or to such time and place as may be decided by the holders of the majority of the stock present, and no notice of such adjournment need be given. No business shall be transacted at an adjourned meeting that could not have been transacted at the meeting from which the adjournment was taken.

Section 7.  Voting.

      Each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the company, whether represented and present in person or by proxy.

Section 8.  Proxies.

      All proxies shall be in writing and signed by the shareholder giving the same.




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                                   ARTICLE II.

                                    DIRECTORS
                                    ---------


Section 1.  In General.

      The business and affairs of the corporation shall be managed by a board of directors consisting of not less than one or more than four members. The members of the first board of directors shall hold office until the first annual meeting of the shareholders and until their successor shall have been elected. Thereafter, the term of each director shall begin upon his election and shall continue until the next succeeding annual meeting, and until his successor shall have been elected.

Section 2.  Vacancies.

      Vacancies in the board of directors by reason of death, resignation or other cause, shall be filled by the remaining directors, choosing a person to fill the unexpired term. During the existence of any vacancy or vacancies, surviving or remaining directors, though less than a quorum, shall possess and may exercise all the powers vested in the board of directors.

Section 3.  Regular meeting.

      There shall be a regular annual meeting of the board of directors which shall be held immediately after the annual meeting of the shareholders and at the same place.

Section 4.  Special Meetings.

      Special meetings may be called from time to time by the president or any one of the directors. Any business may be transacted at any special meeting.

Section 5.  Quorum.

      A majority of the directors shall constitute a quorum.




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Section 6.  Notices.

      Notices of all directors' meetings shall be given in accordance with the provisions of Article I, Section 4, so far as practical, except that notice shall be sufficient if given not less than two (2) days prior to the meeting and no notice need be given of any annual meeting of the board of directors. The directors may adjourn any directors' meeting from day to day.

Section 7.  Removal.

      All or any number of directors may be removed by a vote of the holders of a majority of the shares then entitled to vote in any election of directors, whenever in the judgment or such holders the best interests of the corporation shall be served thereby.


                                  ARTICLE III.

                    OFFICERS AND AGENTS - GENERAL PROVISIONS

Section 1.  Number, Election and Term.

      The officers of this company shall consist of a president, vice-president or vice-presidents, secretary, and treasurer. The said officers shall be elected by the board of directors at its organization meeting, and at each regular annual meeting of the board of directors thereafter. Each officer shall hold office until his successor shall be elected. Any one person may hold more than one office it if is deemed advisable by the board of directors.

Section 2.  Additional officers.

      In addition to the foregoing officers, the board of directors may create such offices and appoint such officers as may be deemed advisable, and prescribe the duties thereof.

Section 3.  Removal.

      Any office of the corporation may be removed from office for cause, by a majority vote of the directors at


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any regular meeting or any special meeting called for that purpose.

Section 4.  Vacancies.

      Vacancies in any office for any reason shall be filled by the board of directors at any regular meeting or special meeting called for that purpose, by selecting a suitable and qualified person to act during the unexpired term.

Section 5.  Salaries.

      The salaries of all the officers of this corporation shall be fixed by the board of directors any may be changed from time to time by a majority vote of the board.


                                   ARTICLE IV.

                             DUTIES OF THE OFFICERS


Section 1.  President.

      The president shall, when present, preside at all meetings of the board of directors and of the shareholders; he shall have general charge of and control over the affairs of the corporation, subject to the board of directors; he shall perform all the duties required of him by the bylaws of this corporation and such as shall be assigned to him from time to time by the board of directors; he shall sign the certificates of stock of this corporation and all deeds, mortgages and contracts in any way affecting real property of any right or interest therein, he shall supervise the making of all other contracts and instruments necessary in the general conduct of the business and affairs of this corporation, and he shall make such reports to the board of directors and shareholders as may be required by the board of directors, or, as in the president's judgment, may be of assistance to the board in the performance of its duties.

Section 2.  Vice-President.

      The vice-president or vice presidents shall perform such duties as shall be assigned to him or them by the board of directors, and in the case of the death,


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disability or absence of the president,  the  vice-president  or  vice-president shall perform and be vested with all the duties and powers of the president until the president's successor shall have been elected or until the president shall have resumed his duties.

Section 3.  Secretary.

      The secretary shall keep a record of the proceedings at the meetings of the shareholders and board of directors and shall give notice as required in these bylaws of all such meetings; he shall have custody of all the books, records and appears of the company, except such as shall be in charge of the treasurer or some other person authorized to have custody and possession thereof by resolution of the board of directors; he shall, with the president, sign all certificates of stock of this corporation and all deeds, mortgages and contracts in any way affecting real property or any right or interest there in, he shall from time to time make such reports to the officers, board of directors and shareholders as may be require and shall perform such other duties as the board of directors from time to time shall delegate to him.

Section 4.  Treasurer

      The treasurer shall keep account of al the monies of the corporation received or disbursed, and shall deposit all the monies in the name of and to the credit of the corporation in such banks and depositories as the board of directors shall designate, subject to withdrawal in the manner to be determined by the board of directors, and, subject to the control of the board of directors, shall safely keep all the securities and valuables of this corporation; he shall from time to time make such reports to the officers, board of directors and shareholders as may be require, shall perform such other duties as the board of directors shall from time to time delegate to him.




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                                   ARTICLE V.

                                      STOCK


Section 1.  Certificates

      Shares of stock of this corporation shall be represented by stock certificates which shall be in a form adopted by the board of directors; provided, that all such stock certificates shall be signed by the president or vice-president and by the secretary. All such stock certificates shall be consecutively numbered, and shall express upon their face the number thereof, the date of issuance, the number of shares for which, and the person to whom issued.

Section 2.  Transfer of Certificates.

      All certificates of stock transferred by endorsement shall be surrendered, canceled and new certificates issued to the purchaser of assignee.

Section 3.  Transfer of Shares.

      Shares of stock shall be transferred only on the books of the corporation by the holder thereof, in person or by his attorney, and no transfers of certificates of stock shall be binding upon this corporation until after there shall have been compliance with this section and Section 2 of this Article.

Section 4.  Lost Certificates.

      In case of loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the board of directors shall prescribe.




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                                   ARTICLE VI.

                            EXECUTION OF INSTRUMENTS


      All deeds, mortgages, contracts and other instruments shall be signed by the president, or in his absence or when so ordered by the board of directors, by a vice-president, and any and all such instruments shall be also signed or attested by the secretary. Other instruments shall be signed as the board of directors may from time to time presribe.

                                  ARTICLE VII.

                                      SEAL

      Oregon law has abolished the requirement of a corporate seal. Accordingly, there shall be no corporate seal.


                                   ARTICLE VIII.

                                WAIVER OF NOTICE


      Whenever any notice is required to be given to any shareholder or director of this corporation under the provisions of the statutes of the State of Oregon or under the provisions of these bylaws, a waiver thereof in writing signed by the person or persons entitle to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.


                                   ARTICLE IX.

              ACTION BY SHAREHOLDERS OR DIRECTORS WITHOUT A MEETING

      Any action required by these bylaws or the laws of the State of Oregon to be taken at a meeting of the shareholders or directors of this corporation or any other action which may be taken at a meeting of the shareholders or directors, may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all shareholders or directors entitled to vote


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with respect to the subject  matter  thereof.  Such consent  shall have the same force and effect as a unanimous vote of said shareholders or directors.


                                   ARTICLE X.

                      TRANSACTIONS BETWEEN CORPORATION AND
                        INTERESTED OFFICERS AND DIRECTORS


      No contract or transaction entered into by the corporation shall be affected by the fact that a director of the corporation was personally interested in the contract or transaction, or was personally interested in or a director or office of a corporation that was personally interested in the contract or transaction, if at the meeting of the board of directors making, authorizing and confirming such contract or transaction the interested director discloses his interest therein, and such contract or transaction is adopted or ratified by a majority of the directors presents.

      Any payments made to an officer or director of the corporation as compensation, interest or rent, or to reimburse him for expenses incurred by him on behalf of the corporation, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service shall be reimbursed by such officer to the corporation to the full extent of the amount so disallowed. Any officer or director of the corporation who shall have received payment of any such amount so disallowed shall promptly, on demand, repay the same to the corporation. The corporation may withhold from future compensation or other payments which may be due or become due any such officer or director, the amount of any such disallowance if the same is not repaid to the corporation on demand.




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                                   ARTICLE XI.

                                   COMMITTEES


Section 1.  Executive Committee.

      The board of directs by resolution adopted by a majority thereof may designate two (2) or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have an may exercise all of the authority of the board of directors in the management of the corporation, except as expressly prohibited by law.

Section 2.  Other Committees.

      The board of directors may appoint such other committees as may be necessary from time to time consisting of such number of its members and having such powers as it may designate consistent with these bylaws and the laws of the State of Oregon.

Section 3.  Removal of Committees.

      Any committee appointed by the board of directors shall hold office at the pleasure of the board of directors and may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby.


                                  ARTICLE XII.
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

      This corporation shall indemnify any director or officer or former director or officer of this corporation and their respective heirs, administrators, successors and assigns, against any and all costs and expenses, including, but not limited to, counsel fees, judgments paid and amounts paid in settlement (before or after legal proceedings are commenced) actually and reasonably incurred in connection with the defense of any claim, action, suit or proceedings, whether civil, administrative or other in nature, in which he may be involved by reason of being or having been such director or officer of this corporation, except in relation to matters as to which he shall be


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adjudged in any action,  suit or proceeding to be liable for his own  negligence or misconduct in the performance of duty to this corporation. The foregoing indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitle under any bylaw, agreement, vote of shareholders or otherwise. This corporation, its directors, officers, employees or agents shall be fully protected in taking any action or making any payment under this Article, or in refusing to do so upon the advice of counsel.


                                  ARTICLE XIII.

                                   AMENDMENTS

      Any or all of these bylaws may be altered, amended, repealed or suspended by a majority vote at any annual meeting of the directors, or at any special meeting of the directors called for that purpose. New bylaws may be adopted in like manner.